EXHIBIT 21.1

                   SUBSIDIARIES OF TOTAL SYSTEM SERVICES, INC.


Name                                                        Ownership Percentage
------                                                      --------------------

Columbus Depot Equipment Company                                    100%
A Georgia corporation

Columbus Productions, Inc.                                          100%
A Georgia corporation

TSYS Canada, Inc.                                                   100%
A Georgia corporation

TSYS Total Debt Management, Inc.                                    100%
A Georgia corporation

ProCard, Inc.                                                       100%
A Georgia corporation

TSYS Technology Center, Inc.                                        100%
An Idaho corporation

TSYS Japan Co., Ltd.                                                100%
A Japanese corporation

Enhancement Services Corporation                                    100%
A Georgia corporation

Vital Processing Services L.L.C.                                     50%
A Delaware limited liability company

Total System Services de Mexico                                      49%
A Mexican corporation

TSYS Servicios Corporativos                                          49%
A Mexican corporation

GP Network Corporation                                            51.46%
A Japanese corporation


Filings\TSS\subsidiaries.doc